      Form of Amended Exhibit A to the Investment B Rule 12b-1 Agreement

                                                                      (m)(iv)(A)

                                                 Dated: As of September 20, 2000
                                                          Amended: April 4, 2001
                                    FORM OF
                                   EXHIBIT A
                                      TO
                       INVESTMENT B RULE 12b-1 AGREEMENT

        The following Funds and their respective class of Shares shall be subject to the Investment B Rule 12b-1 Agreement by and between the Participating Organization and BISYS:

Investment B Shares

Fifth Third Prime Money Market Fund          Fifth Third Large Cap Growth Fund
Fifth Third Quality Growth Fund              Fifth Third Equity Index Fund
Fifth Third Equity Income Fund               Fifth Third Large Cap Value Fund
Fifth Third Pinnacle Fund                    Fifth Third Short Term Bond Fund
Fifth Third Balanced Fund                    Fifth Third Michigan Municipal Bond Fund
Fifth Third Mid Cap Fund                     Fifth Third Municipal Bond Fund
Fifth Third International Equity Fund
Fifth Third Technology Fund
Fifth Third Intermediate Bond Fund
Fifth Third Long Term Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Multicap Fund
Fifth Third Microcap Fund
Fifth Third International GDP Fund
Fifth Third Small Cap Growth Fund